Exhibit 32


                        CERTIFICATIONS UNDER SECTION 906


    Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The First Years Inc., a Massachusetts corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

    The Annual Report for the year ended December 31, 2003 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

    Dated: March 15, 2004

                           /s/ RONALD J. SIDMAN
                           --------------------
                           Ronald J. Sidman, Chief Executive Officer,
                           Chairman of the Board of Directors, and President


    Dated: March 15, 2004
                           /s/ JOHN R. BEALS
                           -----------------
                           John R. Beals, Treasurer and Senior Vice President - Finance (Chief Financial Officer and Chief Accounting Officer)